UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1 to
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 27, 2006
ADVENTRX Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-15803 (Commission File No.)	84-1318182 (IRS Employer Identification No.)
6725 Mesa Ridge Road, Suite 100
San Diego, CA 92121
(Address of Principal Executive Offices and Zip Code)
N/A
(Former name or former address if changed since last report)
Registrant’s telephone number, including area code: (858) 552-0866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURE

Explanatory Note
Adventrx Pharmaceuticals, Inc. (the “Company”) is filing this Amendment No. 1 to (a) disclose the Company’s entry into a material definitive agreement and (b) supplement Item 5.02 of the Current Report on Form 8-K, originally filed by the Company with the Securities and Exchange Commission on September 22, 2006 (the “Original Report”), with the information called for by Item 5.02(d)(3) of Form 8-K but not determined at the time of the filing of the Original Report as permitted by Instruction 2 to Item 5.02 of Form 8-K.
Item 1.01 Entry into a Material Definitive Agreement.
On September 27, 2006, in connection with Jack Lief’s appointment to the Company’s board of directors (the “Board”) on September 22, 2006, the Board granted Mr. Lief a nonqualified stock option to purchase up to 50,000 shares of the Company’s common stock under the Company’s 2005 Equity Incentive Plan. The exercise price of the option is $2.86 per share (the closing price, as reported on the American Stock Exchange, of one share of the Company’s common stock on September 27, 2006) and the option will become exercisable as to 1/12th of the shares underlying the option at the end of each calendar month after September 27, 2006.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
In the Original Report, the Company disclosed that, on September 22, 2006, the Company issued a press release announcing the appointment of Mr. Lief to the Board and that it anticipated that Mr. Lief will be appointed to one or more committees of the Board, though no formal decision had yet been made. On September 27, 2006, the Board appointed Mr. Lief to the Board’s Audit Committee, Compensation Committee and Nominating and Governance Committee, effective immediately.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Adventrx Pharmaceuticals, Inc.
Dated: October 2, 2006	By:	/s/ Evan M. Levine
		Name:	Evan M. Levine
		Title:	Chief Executive Officer